                  INTELLECTUAL PROPERTY LICENSING AND REVENUE
                         SHARING DISTRI BUTION AGREEMENT

This Intellectual Property Licensing Revenue Sharing Distribution Agreement
("Agreement") is entered into this 14th day of March, 2004, by and between ORBIT
BRANDS CORPORTATION f/k/a Orbit Travel.com, Corporation, Itrex Corporation
("Itrex") both located at 1990 South Bundy Drive, Suite 650, Los Angeles,
California, 90017, and Malibu Beach Beverage Group LLC, and ("Group"), whose address is 885 Woodstock Road, Suite 342, Roswell, GA 30075.

RECITALS

1. Orbit and Itrex are in the business of developing, providing and operating services, websites, computerized databases, marketing and communications systems within the consumer products industry that provide third parties remote access to on-line computerized information. Orbit and Itrex are also in the Consumer Products industry.
2. Group maintains a business, which develops, manufactures and distributes beverage product under the Malibu Beach Beverage name.
3. The parties desire to establish a relationship in which Orbit licenses certain intellectual property, uses the sales / marketing and distribution capabilities, utilizes product research and development capacity and use of back office billing, administrative and production systems of Malibu Beach
   Beverage Group LLC.

   Group agrees to actively promote and market all ancillary products
   ("Products"), developed by Orbit. Currently contemplated products include products ranging from flavored juice mixers, water, sports drinks, lip balms, lotions and waxes and candles. Group shall provide all accounting, general, administrative, production, logistics, sales and distribution services to Orbit Brands for an agreed to fee basis to be separately negotiated between the parties. Orbit will be responsible for the research efforts needed to create the brand extension products at their expense.
   Additionally, Orbit will indemnify Group to any and all claims which may rise concerning brand extension products.

AGREEMENTS

4. Content Development and Distribution: Commencing upon the execution of this
   Agreement, and continuing throughout the term, Group shall officially endorse Orbit / Itrex as it's non-exclusive provider of content. For the purposes of this agreement, "Content" shall mean text, database files, images, video, audio and other related data, products, services, advertisements, and promotions.

        a. Home Page Promotion: Immediately following the execution of this agreement, Group shall promote Orbit brand extension "products" on the
           Internet home page of www.malibubev.com. This home page promotion shall consist of an animated button (gif) image, text link or other graphic representation to be mutually agreed upon by the parties. The button shall contain a message mutually agreed upon by the parties and shall remain a fixed presence on Group' s home page from the date of implementation throughout the term of this agreement. Group will establish a hyperlink from the Button to a page on Group's website related to the message displayed on the Button.

        b. Additional Beverage and Ancillary Related Product: Orbit shall have the right to develop products promoting the Malibu Lifestyle, lip balm, lotions, candles etc...which will be sold and distributed by
           Group.

        c. Use of Promotions for Media Coverage: Orbit / Itrex shall have the right to make use of this agreement in Orbit / Itrex's website, media and sales kits, trade advertising and/or otherwise mutually agreed to, subject to Group's right to pre-approve any use of its logo, editorial or trademarks in Orbit / Itrex's print materials, product packaging and advertising. As soon as practicable, the parties shall issue a joint press release approved by each party to the industry press, announcing the substance of this agreement and Group's official relationship for the value added development of products and delivery of services with and on behalf of Orbit / Itrex.

        d. www.malibubev.com: Upon execution of this agreement, and continuing throughout the term hereof, Group shall include a text link or other graphic representation mutually agreed upon by the parties in the
           Group website. The message set forth in such link shall inform the user that all ancillary products by brand extension are provided by
           Orbit / Itrex.

5. In consideration for the development, sales, distribution, and general administrative duties undertaken by Group and the use of Group's logo, trademarks and intellectual property pursuant to this agreement, Orbit /
   Itrex hereby agrees to the following:

        a. Within (30) days following the execution of this agreement, Orbit /
           Itrex shall issue to Group $100,000 in cash and $290,000 in the form of a convertible promissory note, shares in Orbit / Itrex common stock, at .015 conversion per share. When so issued, the Orbit / Itrex note and shares shall be considered fully paid and non-assessable, and shall be represented by a certificate or certificates in genuine form, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite stock transfer stamps if any, attached. An additional $100,000 of cash will be paid as a remainder of payment due from section 5a herein to Group.

        b. In addition to the fees specified in Section 5(a) above, Orbit / Itrex will pay Group on a monthly basis, fees related to development,

           promotions, sales expense, distribution expense, back office services and logistics expense in proportion to the volume of said work being performed. All work will be mutually agreed to prior to start and will be completed as defined in a statement of work or work order.
           Orbit/Itrex shall remit payment to Group for said fees and expenses within 10(ten) days of invoicing from Group.

        c. Orbit / Itrex agrees to pay Group a royalty on all gross revenue of
           20% for all gross revenue recognized by Orbit / Itrex.

        d. Commencing upon the execution of this Agreement, and continuing throughout its term, Group shall endorse Orbit / Itrex on its website and Group shall endorse Orbit / Itrex as its licensee for brand extension product and promotional services.

6. Intellectual Property Ownership: Both parties understand and agree that, notwithstanding any licenses or other rights granted elsewhere herein, any and all rights associated with the Malibu brand, logo or trademarks and related intellectual property provided by Group shall remain the sole property of Group. All other related intellectual property associated with
   Group is and shall remain the property of Group.

7. Term of the Agreement: This agreement shall become effective upon the date set forth above and shall remain in effect for (10) ten years.

8. Confidential Information: Both parties acknowledge that they may come into possession of the others Confidential Information, which is any information not generally known in the trade or industry which was obtained from the other party, or which was discovered or prepared during or as a result of performance hereunder and which falls within the following general categories: (i) information relating to trade secrets; (ii) information relating to existing or contemplated products, services, technology, designs, business processes and research or development; (iii) information relating to business plans, sales, or marketing methods, methods of doing business, customer lists, customer usages, and/or requirements, and supplier information; (iv) information relating to proprietary software or processes not know to the general public; and (v) any other confidential information the parties may wish to protect by patent, copyright or by keeping such information secret and confidential.

   The parties agree to hold in the strictest confidence and to not divulge to anyone, at any time during or after the termination of this agreement, any of the other's Confidential Information, and not to use such information for either parties' personal benefit, for the direct or indirect benefit of any other person, firm, corporation, or entity without the prior written consent of the other party.

9. Limitation of Liability: With the exception of stipulations pursuant to section 3. in no event shall either party or any of its directors, officers, employees, agents, affiliates, successors or assigns be liable for any lost profits or special or consequential damages sustained by either party arising from this agreement, even if either party has been advised or is otherwise aware of the possibility of such damages. Both parties further disclaim any and all liability for the accuracy or inaccuracy of any information transmitted online.

10.General Provisions:

        a. Notices: Any notice of communication required under this agreement to be made to either party shall be typewritten in English and shall be considered delivered when personally delivered, delivered by registered Mail with confirmed receipt (postage prepaid) or delivered by overnight courier to the address of the party as set forth above.

        b. Title and Captions: All section headings or captions in this agreement are for convenience only. They shall not be deemed a part of this agreement and in no way define, limit, extend or describe the scope or intent of any of its provisions

        c. No Assignment: Orbit / Itrex may not assign this agreement to any third party without first obtaining the written consent of Group therefore.

        d. Bankruptcy: Either partie's insolvency, receivership, bankruptcy, or assignment for the benefit of creditors will immediately terminate this agreement without further notice.

        e. No Partnership or Joint Venture: this agreement is not intended to , and shall not for any reason be deemed to create a partnership, Joint
           Venture or similar relationship between the parties.

        f. Invalid Provisions: If any provision or provisions of this agreement are held to be invalid, and unenforceable, the remaining provisions thereof shall continue to be valid and enforceable in writing

        g. Entire Agreement: This agreement contains the entire agreement between the parties with respect to the subject matter hereof, and no waiver, alteration, or modification of any of its provisions hall be binding unless agreed to and executed by both parties in writing.

        h. Construction: This agreement shall be governed, construed and enforced according to the laws of the State of Delaware.

        i. Force Majeure: Neither party shall be liable to the other by reason of any failure to perform under this agreement if such failure arises out of causes beyond the reasonable control and without the fault or negligence of such party. Such causes may include, but are not limited to, , acts of God or public enemies, acts of civil or military authorities, fires, strikes, power outages, , riots or war.

                REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK
                   (The following page is the signature page)

        IN WITNESS WHEREOF, the parties do hereby enter into this agreement as of the date first set forth above.

         ORBIT BRANDS CORPORATION

         By /s/ Joseph R. Cellura
            Joseph R. Cellura
            Chairman and CEO

         ITREX INTERNATIONAL CORPORATION

         By /s/ Joseph R. Cellura
            Joseph R Cellura
            Chairman and CEO

         MALIBU BEACH BEVERAGE GROUP LLC.

         By /s/ Patrick Doran
            Patrick Doran
            President